Exhibit 99.4

SUPPLEMENT TO CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the Registration Statement on Form S-3 (File No. 333-177052) of CoreSite Realty Corporation (the “Company”) filed with the Securities and Exchange Commission on September 28, 2011 (the “Registration Statement) and in the related prospectus dated October 11, 2011 (the “Base Prospectus”) of the Company. This discussion is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws, which are available as described under “Where You Can Find More Information” in the Base Prospectus.

The following discussion supersedes the discussion under the heading “Certain Provisions of Maryland Law and of our Charter and Bylaws—Board of Directors” in the Base Prospectus.

Our charter provides that the number of directors may be increased or decreased by a majority vote of our entire board of directors pursuant to our bylaws, but shall never be less than the minimum number required by the MGCL. Our bylaws provide a majority of our entire board may increase or decrease the number of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15. Any and all vacancies on our board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, except that a vacancy resulting from an increase in the size of the board of directors must be filled by a majority vote of the entire board of directors, and any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement. See “Description of Partnership Agreement of CoreSite, L.P. — Board of Directors.” Each of our directors will be elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

The following discussion supersedes the second paragraph in the discussion under the heading “Certain Provisions of Maryland Law and of our Charter and Bylaws—Advance Notice of Director Nominations and New Business” in the Base Prospectus.

Only the business specified in our notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders must be made (i) by or at the direction of our board of directors, (ii) by a stockholder that has requested a special meeting be called for the purpose of electing directors in accordance with our bylaws and that has supplied the information required by our bylaws or (iii) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of notice required by our bylaws and the time of the special meeting, is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

The following discussion supersedes the discussion under the heading “Certain Provisions of Maryland Law and of our Charter and Bylaws—Special Meetings of Stockholders” in the Base Prospectus.

Our Chairman, Chief Executive Officer, President, board of directors or any three members of the board of directors may call special meetings of our stockholders. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting and containing the information and certifications required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and mail the notice of the special meeting.

The following discussion supersedes the second paragraph in the discussion under the heading “Certain Provisions of Maryland Law and of our Charter and Bylaws—Subtitle 8” in the Base Prospectus.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power, subject to the limitations described above, to fix the number of directors, by vote of a majority of the entire board of directors, and (2) require, unless called by our Chairman of our board of directors, our Chief Executive Officer, our President, our board of directors or any three members of our board of directors, the request of stockholders entitled to cast a majority of votes entitled to be cast on a matter at the meeting to call a special meeting to act on the matter. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to any of the other provisions of Subtitle 8.